Exhibit 10.3

FIRST AMENDMENT
TO
RADISYS CORPORATION LONG-TERM INCENTIVE PLAN
(As Amended and Restated)

WHEREAS, Radisys Corporation (the "Company") maintains the Radisys Corporation Long-Term Incentive Plan, as amended and restated, (the “LTIP”) for the benefit of its eligible employees; and

WHEREAS, amendment of the LTIP now is considered desirable.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Compensation and Development Committee of the Board of Directors of the Company (the "Committee") by Section 12 of the LTIP, and pursuant to the authority delegated to the undersigned by the Committee, the LTIP be and is hereby amended, effective as of the date hereof in the following particulars:

1.	By substituting the following for the heading of Section 10 of the LTIP:

“10. Termination of Employment.”

2.	By deleting Section 10(d) of the LTIP in its entirety.

3.	By amending and restating Section 13 of the LTIP as follows:

“13. Adjustments Upon Changes in Capitalization.

(a) Adjustments. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or forfeiture of an Award, as well as the per Participant limit on the number of Shares that may be covered under grants of Awards that are intended to be Performance-Based Compensation in any one Fiscal Year under Section 3 hereof, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award.

(b) Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party or a sale of all or substantially all of the Company's assets (each, a “Transaction”), the Committee shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan:

(i)    Outstanding Awards shall remain in effect in accordance with their terms.

(ii)    Each outstanding Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent corporation (as defined in Section 424(e) of the Code) or subsidiary corporation (as defined in Section 424(f) of the Code) of the successor corporation. The amount, type of securities subject thereto and, if applicable, exercise price of the assumed or substituted Awards shall be determined by the Committee, taking into account the relative values of the companies involved in the Transaction and the exchange ratio, if any, used in determining shares of the successor corporation, or parent corporation or subsidiary corporation thereof, to be issued to holders of Shares. Unless otherwise determined by the Committee, the assumed or substituted Awards shall be vested only to the extent that the vesting requirements relating to Awards granted hereunder have been satisfied.

(iii)    The Committee may, in its sole discretion, accelerate the vesting of any Award (or portion thereof) and provide for payment of such Award (or portion thereof).

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IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer this 10th day of September, 2012.

RADISYS CORPORATION

By:	/s/ Brian Bronson
Brian Bronson President and Chief Financial Officer

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